UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Pursuant to §240.14a-12

NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE FOLLOWING WAS SENT ON JULY 24, 2006 VIA E-MAIL TO NORTHWESTERN EMPLOYEES AND WILL BE POSTED ON THE COMPANY'S INTERNAL INTRANET SITE.

Annual Meeting Reminder

NorthWestern’s annual stockholders meeting will be held on August 2, 2006, at which time shareholders will vote to approve the merger between NorthWestern and Babcock & Brown Infrastructure. If you own NorthWestern stock and have not yet voted, we encourage you to do so promptly. The approval of the merger requires a majority of the outstanding shares to vote in favor of the proposal – EVERY VOTE IS IMPORTANT!

If you own shares and did not receive a proxy statement or have any questions about voting, please contact Tammy Lydic, Assistant Corporate Secretary, at (605) 978-2913 or tammy.lydic@northwestern.com

Employees are welcome to attend the annual meeting, which will be held in Sioux Falls at 2:00 p.m. on August 2. If you plan to attend, please contact Tammy at the phone number or e-mail address above.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation filed a definitive proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire definitive proxy statement and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they contain important information about the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Northwestern Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Northwestern Corporation by directing such request to Northwestern Corporation, 125 South Dakota Avenue. Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the transaction.